Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Sanofi-Aventis (formerly known as Sanofi-Synthelabo), dated December 23, 2004, of our report dated March 22, 2004, with respect to the consolidated financial statements of Sanofi-Aventis included in its Annual Report under Form 20-F for the year ended December 31, 2003.

ERNST & YOUNG Audit

Represented by Valérie Quint and Gilles Puissochet

/s/ Valérie Quint /s/ Gilles Puissochet

Valérie Quint Gilles Puissochet

Paris, France
December 23, 2004